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                                                                     Exhibit 5.1



               [LETTERHEAD OF PIPER MARBURY RUDNICK & WOLFE LLP]



Charles Center South
36 South Charles Street
Baltimore, Maryland 21201-3018
www.piperrudnick.com

PHONE  (410) 539-2530
FAX    (410) 539-0489


                                November 4, 1999


KEYSTONE PROPERTY TRUST
200 Four Falls Corporate Center, Suite 208
West Conshohocken, Pennsylvania  19428


                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Keystone Property Trust, a Maryland real estate investment trust (the "Trust"), as the successor to American Real Estate Investment Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission (the "Commission") on October 15, 1999 by the Trust to the Registration Statement on Form S-3 (Registration No. 333-58971) filed with the Commission on July 13, 1998 by the Company, including the final prospectus dated July 10, 1998 included in the Registration Statement (the "Prospectus"), for offering by the Trust from time to time of up to $500,000,000 aggregate initial offering price (less $1,000,007 aggregate initial offering price heretofore issued by the Company) of: (i) Common Shares, par value $.001 per share (the "Common Shares"); and (ii) Preferred Shares or fractional Preferred Shares, par value $.001 per share (the "Preferred Shares"), including the Preferred Shares that are convertible into the Common Shares or other shares of beneficial interest of the Trust, which Preferred Shares may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts. The Common Shares, the Preferred Shares, and the Depositary Shares, are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion supplements our opinion of July 10, 1998 filed as Exhibit 5.2 to the Registration Statement and is being provided at your request in connection with the issuance from the shelf of an aggregate of 618,627 Common Shares (the "Subscription Shares") pursuant to Subscription Agreements, as amended (collectively, the

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                                                         KEYSTONE PROPERTY TRUST
                                                                November 4, 1999
                                                                          Page 2



"Subscription Agreements") between the Trust and Jeffrey E. Kelter (as to 586,207 Subscription Shares), MS Special Funds PTE, Ltd. (as to 24,271 Subscription Shares), and MS Realty Special Situations Inc. (as to 8,149 Subscription Shares).

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement (including Post-Effective Amendment No. 1 thereto), the Declaration of Trust, as amended and supplemented, and Bylaws of the Trust, the Subscription Agreements, the Prospectus and the Prospectus Supplement relating to the Subscription Shares, the proceedings of the Board of Trustees of the Trust or a committee thereof relating to the organization of the Trust and to the authorization and issuance of the Subscription Shares, a Certificate of the Secretary of the Trust (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Trust and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts materials to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

                  (1) The Trust has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

                  (2) The Subscription Shares have been duly authorized and, upon issuance thereof pursuant to the Subscription Agreements, will be validly issued, fully paid, and non-assessable.

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                                                         KEYSTONE PROPERTY TRUST
                                                                November 4, 1999
                                                                          Page 3


         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Subscription Shares will not cause any person to violate any of the Ownership Limit provisions of the Trust's Declaration of Trust, as amended and supplemented (as defined in Article VIII thereof). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Trust's Current Report on Form 8-K. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,


                                         /s/ Piper Marbury Rudnick & Wolfe LLP